Green Brick Partners, Inc. 8-K

Exhibit 99.1

GREEN BRICK PARTNERS, INC. EXPANDS ITS UNSECURED CREDIT FACILITY

PLANO, Texas, September 6, 2017 — Green Brick Partners, Inc. (NASDAQ: GRBK) (“Green Brick”) expanded its unsecured revolving line of credit from $85 million to $130 million on September 1, 2017. Green Brick expects to further expand the credit facility under the accordion feature up to $200 million.

Rick Costello, Green Brick’s CFO, said “We appreciate Flagstar Bank increasing its role as a $70 million lead lender under the facility, along with Credit Suisse AG’s expansion to $25 million and Citibank’s $35 million participation. In addition to the $200 million accordion feature, we have the ability to expand our secured credit facilities from $50 million to $75 million as well as the ability to borrow up to $35 million in secured debt related to possible future acquisitions.”

Proceeds are expected to be used for growth capital and general corporate purposes.

Jim Brickman, Green Brick’s CEO, said, “I view our business as a marathon not a sprint. We continue to find selective but attractive opportunities that we think will translate into great results for our investors now and in 2018 and beyond.”

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About Green Brick Partners:

Green Brick Partners, Inc. (NASDAQ: GRBK) is a uniquely structured company that combines residential land development and homebuilding. The Company acquires and develops land, provides land and construction financing to its controlled builders and participates in the profits of its controlled builders. Green Brick owns a controlling interest in four homebuilding companies in Dallas, Texas (CB JENI Homes DFW LLC, Normandy Homes (a division of CB JENI), Southgate Homes DFW LLC, and Centre Living Homes, LLC), as well as a leading homebuilder in Atlanta, Georgia (The Providence Group of Georgia, L.L.C.). Green Brick also owns a non-controlling interest in Challenger Homes in Colorado Springs, Colorado. The Company is engaged in all aspects of the homebuilding process, including land acquisition and the development, entitlements, design, construction, marketing and sales and the creation of brand images at its residential neighborhoods and master planned communities. For more information about Green Brick Partners, Inc.’s homebuilding partners go to www.greenbrickpartners.com/building-partners.html.

Forward-Looking

Any statements in this press release about Green Brick’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance that are not historical facts are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “outlook,” “strategy,” “positioned,” “intends,” “plans,” “believes,” “projects,” “estimates” and similar expressions, as well as statements in the future tense. These statements are based on assumptions that Green Brick has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Accordingly, all such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; demand for real estate investments in the geographic markets in which we operate; our ability to successfully manage and integrate acquisitions; significant inflation or deflation; labor and raw material shortages; the failure to recruit, retain and develop highly skilled and competent employees; an inability to acquire land suitable for residential homebuilding at reasonable prices; an inability to develop and sell communities successfully or within expected timeframes; risks related to regulatory approvals and government regulation; the interpretation of or changes to tax, labor and environmental laws and regulations; volatility of mortgage interest rates; the unavailability of mortgage financing; the occurrence of severe weather or natural disasters; risks related to future growth through strategic investments, joint ventures, partnerships and/or acquisitions; the inability to obtain suitable bonding for the development of housing projects; difficulty in obtaining sufficient capital; the occurrence of a major health and safety incident; poor relations with the residents of our communities; information technology failures and data security breaches; product liability claims, litigation and warranty claims; our debt and related service obligations; required accounting changes; an inability to maintain effective internal control over financial reporting; and other risks and uncertainties inherent in our business. Additional factors that could cause actual results to differ from those anticipated are discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by Green Brick, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this press release, and Green Brick undertakes no obligation to update any forward-looking statement to reflect events or circumstances after such date.

Contact: Richard A. Costello

Chief Financial Officer

(469) 573-6755

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